                                                            EXHIBIT 10.09

                              INDEMNITY AGREEMENT
                              -------------------


         THIS INDEMNITY AGREEMENT, effective as of February 9,
1993, between WHITMIRE DISTRIBUTION CORPORATION, a Delaware corporation (the "Corporation"), and the undersigned indemnitee
("Indemnitee"),


                              W I T N E S S E T H:


         WHEREAS Indemnitee is either a member of the board of directors of the Corporation (the "Board of Directors"), or an officer of the Corporation, or both, and in such capacity or capacities, or otherwise as an Agent of the Corporation (as hereinafter defined) is performing a valuable service for the Corporation; and


         WHEREAS Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he be indemnified as herein provided; and


         WHEREAS it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein:



         N o w, T h e r e f o r e, in consideration of the premises and the covenants in this Agreement, and of Indemnitee continuing to serve the Corporation as an Agent and intending to be legally bound hereby, the parties hereto agree as follows:


         1.    SERVICES BY INDEMNITEE.
               -----------------------

         Indemnitee agrees to serve as a director or as an officer of the Corporation, or both, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Restated Certificate of Incorporation and By-Laws of the Corporation, and until such time as he resigns or fails to stand for election or is removed from his position. Indemnitee may from time to time also perform other services at the request or for the convenience of, or otherwise benefiting, the Corporation. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position.





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Indemnity Agreement
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         2.    INDEMNIFICATION.
               ----------------

         Subject to the limitations set forth herein and in
Section 6 hereof, the Corporation hereby agrees to indemnify
Indemnitee as follows:


         The Corporation shall, with respect to any Proceeding associated with Indemnitee's being an Agent of the Corporation, indemnify Indemnitee to the fullest extent permitted by applicable law or the Restated Certificate of Incorporation of the Corporation in effect on the date hereof or as such laws or Restated Certificate of Incorporation may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law or Restated Certificate of Incorporation permitted the Corporation to provide before such amendment). The right to indemnification conferred in the Restated Certificate of Incorporation shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Corporation as an Agent and shall be enforceable as a contract right. Without in any way diminishing the scope of the indemnification provided by this Section 2, the Corporation will, to the greatest extent permitted by law or the Restated Certificate of Incorporation, indemnify Indemnitee if and whenever he is or was a party or is threatened to be made a party to any Proceeding, including without limitation any such Proceeding brought by or in the right of the Corporation, by reason of the fact that he is or was an Agent or by reason of anything done or not done by him in such capacity, against Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 3 and 8 below.


         3.   ADVANCEMENT OF EXPENSES.
              ------------------------

         All reasonable Expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by the Corporation to him within thirty (30) days after the receipt by the Corporation of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination that Indemnitee is not entitled to be indemnified for such Expenses), including without limitation any Proceeding brought by or in the right of the Corporation. The written


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Indemnity Agreement
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request for an advancement of any and all Expenses under this
Section 3(a) shall contain reasonable detail of the Expenses incurred by Indemnitee. By execution of this Agreement, Indemnitee shall be deemed to have made whatever undertaking may be required with respect to repayment to the Corporation of such Expenses under applicable provisions of the General Corporation Law of the State of Delaware, as from time to time amended; provided, however, that in no circumstances shall Indemnitee be deemed to have undertaken to repay the Corporation for Expenses as to which Indemnitee is entitled to indemnification hereunder.


          4.   PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.
               -----------------------------------------------

          Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome that presumption in reaching any contrary deter-mination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as may be provided in Section 6 hereof, establish a presumption with regard to any factual matter relevant to determining Indemnitee's rights to indemnification hereunder. If the person or persons so empowered to make a determination pursuant to Section 5 hereof shall have failed to make the requested determination within ninety (90) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event which could enable the Corporation to determine Indemnitee's entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.


          5.   PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO
               ---------------------------------------------
INDEMNIFICATION.
- - ---------------

          (a) Whenever Indemnitee believes that he is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification. The Secretary, General Counsel or other appropriate officer shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors in writing that he has made such request. Determination of Indemnitee's entitlement to indemnification shall be made not later than


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Indemnity Agreement
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ninety (90) days after such request for indemnification,
provided that any request for indemnification for Liabilities, other than amounts paid in settlement, shall have been made after a determination thereof in a Proceeding.


          (b) The Corporation shall be entitled to select the forum in which Indemnitee's entitlement to indemnification will be heard; provided, however, that if there is a Change in Control of the Corporation, Independent Legal Counsel or arbitration shall determine whether Indemnitee is entitled to indemnification. The forum shall be any one of the following:


          (1) the stockholders of the Corporation;


          (2) a quorum of the Board of Directors con-sisting of Disinterested Directors;


          (3) Independent Legal Counsel, who shall make the determination in a written opinion; or


          (4) a panel of three arbitrators, one selected by the Corporation, another by Indemnitee and the third by the first two arbitrators selected; or if for any reason three arbitrators are not selected within thirty (30) days after the appointment of the first arbitrator, then selection of additional arbitrators shall be made by the American Arbitration Association.
     If any arbitrator resigns or is unable to serve in such capacity for any reason, the person who was entitled originally to select such arbitrator shall select his replacement. The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association now in effect.


          6.   SPECIFIC LIMITATIONS ON INDEMNIFICATION.
               ----------------------------------------

          Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated under this Agreement to make any payment to Indemnitee with respect to any
Proceeding:


          (a) to the extent that payment is actually made to Indemnitee under any insurance policy, or is made to Indemnitee by the Corporation or an affiliate otherwise than pursuant to this Agreement (notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Corporation pursuant to this Agreement by assigning to the



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Indemnity Agreement
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Corporation any claims under such insurance to the extent
Indemnitee is paid by the Corporation);


         (b) if a court has entered a judgment or other final adjudication adverse to Indemnitee which establishes that Indemnitee's acts were not in good faith or not reasonably believed to be in or not opposed to the best interests of the Corporation;


         (c) to the extent of any financial advantage to which Indemnitee is not legally entitled, if so established by a judgment or other final adjudication adverse to Indemnitee;


         (d) for Liabilities in connection with Proceedings settled without the Corporation's consent, which consent, however, shall not be unreasonably withheld;


         (e) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of section 16(b) of the Securities Exchange
Act of 1934, as amended, or similar provisions of any state statutory or common law; or


         (f) to the extent directly attributable to a violation of law in which Indemnitee had reasonable cause to believe his conduct was unlawful.


         7.   FEES AND EXPENSES OF INDEPENDENT LEGAL COUNSEL.
              -----------------------------------------------

         The Corporation agrees to pay the reasonable fees and expenses of Independent Legal Counsel or a panel of three arbitrators should such Counsel or such panel of arbitrators be retained to make a determination of Indemnitee's entitlement to indemnification pursuant to Section 5(b) of this Agreement, and to fully indemnify such Counsel or arbitrators against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.


         8.   REMEDIES OF INDEMNITEE.
              ----------------------

         (a) In the event that (1) a determination pursuant to
Section 5(b)(1), 5(b)(2) or 5(b)(3) hereof is made that Indemnitee is not entitled to indemnification, (2) advances of Expenses are not made pursuant to this Agreement, (3) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or
(4) Indemnitee otherwise seeks enforcement of this Agreement,


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Indemnitee shall be entitled to a final adjudication in an
appropriate court of the State of Delaware of the remedy sought. Alternatively, Indemnitee at his option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within ninety (90) days following the filing of the demand for arbitration. In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome that presumption.


          (b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5(b)(1), 5(b)(2) or 5(b)(3) hereof, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 8 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that he is not entitled to indemnification.


          (c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 hereof, or is deemed to have been made pursuant to Section 4 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination in the absence of a misrepresentation or omission of a material fact by Indem-nitee.


          (d) The Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.


          9.   INSURANCE.
               ----------

          (a) MAINTENANCE OF INSURANCE. Subject only to the provisions within this Section 9, the Corporation agrees that during the Indemnification Period (commencing on the effective date hereof), the Corporation will use its best efforts to purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors' and officers' liability insurance. Notwithstanding the foregoing, the Corporation shall not be required to maintain said policies of directors' and officers' liability insurance if such insurance is not reasonably available or if it is in good



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Indemnity Agreement
February 9, 1993
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faith determined by the then directors of the Corporation either that:


          (i) the premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder; or


          (ii) the protection provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance.


          Anything in this Agreement to the contrary not-withstanding, to the extent that and for so long as the Corporation shall choose to continue to maintain any policies of directors' and officers' liability insurance during the Indemnification Period, the Corporation shall maintain similar and equivalent insurance for the benefit of Indemnitee during the Indemnification Period.


          (b) ADDITIONAL INDEMNIFICATION IN LIEU OF INSURANCE. In the event that the Corporation shall discontinue any policy or policies of directors' and officers' liability insurance referred to in Section 9(a) or limit in any way the coverages provided thereunder either in scope or amount, or such policies or coverages provided thereunder become unavailable in whole or in part for any reason, the Corporation agrees to hold harmless and indemnify Indemnitee for the remainder of the Indemnification Period to the full extent of the coverage which would otherwise have been provided for the benefit of Indemnitee had such insurance policies specified in Section 9(a) been maintained.


          10.  MODIFICATION, WAIVER, TERMINATION AND
               -------------------------------------
CANCELLATION.
- - -------------

          No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.


          11.   SUBROGATION.
                ------------

          In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to


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all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.


          12.  NOTICE BY INDEMNITEE AND DEFENSE OF CLAIM.
               ------------------------------------------

          Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee if such omission does not prejudice the Corporation's rights. If such omission does prejudice the Corporation's rights, the Corporation will be relieved from liability only to the extent of such prejudice; such omission shall not relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:


          (a) the Corporation will be entitled to participate therein at its own expense; and


          (b) the Corporation jointly with any other indem-nifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if Indemnitee shall have reasonably concluded based upon a written opinion of counsel to Indemnitee that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investiga-tion or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:


          (i)   the employment of counsel by Indemnitee
     has been authorized by the Corporation; or



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Indemnity Agreement
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          (ii) the Corporation shall not in fact have employed
     counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence;


in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.


          (c) The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; provided, however, that Indemnitee will not unreasonably withhold Indemnitee's consent to any proposed settlement.


          13.  NOTICES.
               --------

          All notices, requests, demands and other communi-cations hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:


          (a)  If to Indemnitee, to:





          (b)  If to the Corporation, to:

               Whitmire Distribution Corporation
               81 Blue Ravine Road
               Folsom, CA 95630
               Attn:  Secretary


or to such other address as may have been furnished to Indem-nitee by the Corporation or to the Corporation by Indemnitee, as the case may be.


          14.  NONEXCLUSIVITY.
               ---------------

          The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the General Corporation Law of the State of


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Indemnity Agreement
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Delaware, the Corporation's Restated Certificate of
Incorporation or By-laws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.



          15.  CERTAIN DEFINITIONS.
               --------------------

          (a) "AGENT" shall mean any person who is or was a director, officer, employee, agent, fiduciary, joint venturer, partner, manager or other official of the Corporation or a subsidiary or an affiliate of the Corporation, or any other entity (including without limitation, an employee benefit plan) either at the request of, for the convenience of, or otherwise to benefit the Corporation or a subsidiary of the Corporation.


          (b) "CHANGE IN CONTROL" shall be deemed to have occurred if:


          (i) any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange
     Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule
     13d-3 under said Act), directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the total voting power repre-sented by the Corporation's then outstanding voting securities (excluding for this purpose holders of record of the voting securities of this Corporation as of the effective date hereof); or


          (ii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into


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Indemnity Agreement
February 9, 1993
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     voting securities of the surviving entity) at least
     eighty percent (80%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.


          (c) "DISINTERESTED DIRECTOR" shall mean a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.


          (d) "EXPENSES" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which he is otherwise not compensated by the Corporation or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.


          (e) "FINAL ADVERSE DETERMINATION" shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 5 hereof and, in the case of a determination pursuant to Section 5(b)(1), 5(b)(2) or 5(b)(3), either (1) a final adjudication in a Delaware court or decision of an arbitrator pursuant to Section 8(a) hereof shall have denied Indemnitee's right to indemnification hereunder, or
(2) Indemnitee shall have failed to file a complaint in a Delaware court or seek an arbitrator's award pursuant to Section 8(a) for a period of one hundred twenty (120) days after the determination made pursuant to Section 5 hereof.


          (f) "INDEMNIFICATION PERIOD" shall mean any period during which Indemnitee serves (or has served) as a director or officer of the Corporation, or both, and thereafter so long as Indemnitee shall be subject to any possible Proceeding.





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Indemnity Agreement
February 9, 1993
Page 12 of 13 Pages


          (g) "INDEPENDENT LEGAL COUNSEL" shall mean a law firm or a member of a law firm selected by the Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a Change in Control, selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), and that neither is presently nor in the past five years has been retained to represent: (i) the Corporation or any of its subsidiaries or affiliates, or Indemnitee or any corporation as to which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.


          (h) "LIABILITIES" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.


          (i) "PROCEEDING" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, that is associated with Indemnitee's being an Agent of the Corporation.


          16.  BINDING EFFECT; DURATION AND SCOPE OF AGREEMENT.
               ------------------------------------------------

          This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Agent.





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Indemnity Agreement
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          17.  SEVERABILITY.
               -------------

          If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:


          (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and


          (b) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.


          18.  GOVERNING LAW.
               --------------

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.


          19.  ENTIRE AGREEMENT.
               -----------------

          This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 14 hereof.


          Executed as of the ninth day of February, 1993.



                                       WHITMIRE DISTRIBUTION CORPORATION




                                       By:/S/ Peter S. McGurdy
                                              --------------------------



                                       INDEMNITEE

                                       /S/ Melburn G. Whitmire
                                           -----------------------------
                                           Melburn G. Whitmire




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